ISLAMIA GROUP OF FUNDS
                                       AND
                             INCOME ACHIEVERS, INC.
                         ------------------------------
                            STANDARDS AND PROCEDURES
                                    REGARDING
                              CONFLICTS OF INTEREST
                         ------------------------------
                                 CODE OF ETHICS
                                       AND
                             REPORTING REQUIREMENTS

         Conflicts of interest can arise when certain investment company or investment adviser personnel (E.G., those who may have knowledge of impending fund transactions) buy and sell securities for their personal accounts ("PERSONAL INVESTMENT ACTIVITIES"). These conflicts arise because such personnel have the opportunity to profit from information about fund transactions, often to the detriment of fund investors.

         Section 17(j) of the Investment Company Act of 1940 (the "ACT") and rule 17j-1 thereunder are intended to address the potential conflicts arising from the personal investment activities of investment company personnel, including the company's investment adviser. Rule 17j-1, among other things, (a) prohibits fraudulent, deceptive or manipulative acts by fund affiliates and certain other persons in connection with their personal transactions in securities held or to be acquired by the investment company, (b) requires funds, their investment advisers and principal underwriters to adopt codes of ethics reasonably designed to prevent their "access persons" (generally, personnel that are involved in the portfolio management process) from engaging in conduct prohibited by the rule, (c) requires access persons to periodically report their securities holdings and personal securities transactions, (d) requires the fund, adviser and underwriter to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the code, and (e) requires the fund, adviser, and principal underwriter to report annually to the board issues arising under the code, including material violations and sanctions, and to certify that they have adopted procedures reasonably necessary to prevent access persons from violating the code. Accordingly, the Islamia Group of Funds (the "FUND") and Income Achievers, Inc. ("INCOME ACHIEVERS"), as the investment adviser and principal underwriter to the Fund, have each adopted this code of ethics (the "CODE").

         It should be noted that this Code is applicable to all employees of Income Achievers, and the Fund and members of the Fund and Income Achievers' board of trustees or directors (as applicable), unless otherwise indicated below. The Code addresses personal transactions in securities within the context of section 17(j) and rule 17j-1 of the Act. The Code does not encompass all possible areas of potential liability under the federal securities laws, including the Act. For instance, the federal securities laws preclude investors from trading on the basis of material, nonpublic information or communicating this information in breach of a fiduciary duty ("INSIDER TRADING" or "TIPPING"). Other provisions of the Act also address transactions involving investment companies and their affiliated persons (such as the investment adviser) which may involve fraud or raise other conflict issues. For example, section 17(a) of the Act generally prohibits sales or purchases of securities or other property between a registered investment company and an affiliated person (or an affiliated person of such person) and section 17(d) and rule 17d-1 thereunder generally prohibits an affiliated person of a registered investment company (or an affiliated person of such person) from participating in any joint enterprise, arrangement, or profit sharing plan with the investment company absent an exemptive order from the Securities and Exchange Commission. Accordingly, persons covered by this Code are advised to seek advice before engaging in any transactions other than the purchase or redemption of Fund shares or the regular performance of their normal business duties if the transaction directly or indirectly involves themselves and the Fund or other clients of Income Achievers.

         This Code of Ethics consists of six sections -- 1. Statement of General Principles; 2. Definitions; 3. Exempted Transactions; 4. Prohibited Activities;
5. Compliance Procedures; and 6. Sanctions.

I.       STATEMENT OF GENERAL PRINCIPLES

         The Code is based upon the principle that the officers, directors/trustees and employees of the Fund and Income Achievers owe a fiduciary duty to, among others, the shareholders of the Fund, to conduct their personal securities transactions in a manner which does not interfere with Fund portfolio transactions or otherwise take unfair advantage of their relationship to the Fund. In accordance with this general principle, all Access Persons (as defined below) must: (1) place the interests of shareholders of the Fund first;
(2) execute personal securities transactions in compliance with the Code; (3) avoid any actual or potential conflict of interest or any abuse of their positions of trust and responsibility; and (4) not take inappropriate advantage of their positions. Persons covered by this Code must adhere to its general principles as well as comply with the Code's specific provisions. It bears emphasis that technical compliance with the Code's procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of the individual's fiduciary duties to the Fund or its shareholders. In addition, a violation of the general principles of the Code may constitute a punishable violation.

II.      DEFINITIONS

         As used herein:

         A. "ACCESS PERSON" shall mean any director or trustee, officer or Advisory Person of the Fund or Income Achievers. A list of persons deemed to be Access Persons is attached as Exhibit A.

         B. "ACT" means the Investment Company Act of 1940, as amended.

         C. "ADVISORY PERSON" shall mean:

                    1. Any employee of the Fund or Income Achievers (or of any company in a control relationship to the Fund or Income Achievers) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                    2. Any natural person in a control relationship to the Fund or Income Achievers who obtains information concerning recommendations made to such Fund with regard to the purchase or sale of Covered Securities by the Fund.

          D. A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person considers making such recommendation.

          E. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") in determining whether a person has beneficial ownership of a security for purposes of section 16 of the Exchange Act and the rules and regulations thereunder. In this regard, beneficial ownership will be deemed to exist if a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has a direct or indirect pecuniary interest in the securities (i.e., an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities). Under this definition, beneficial ownership by a person includes, but is not limited to, securities held by members of a person's immediate family sharing the same household, securities held in certain trusts, and a general partner's proportionate interest in the portfolio securities held by a general or limited partnership. A person will not be deemed to be the beneficial owner of securities held in the portfolio of a registered investment company solely by reason of his or her ownership of shares or units of such registered investment company.

         F. "COMPLIANCE OFFICER" shall be the President of Income Achievers and the Fund or his/her designees. A list of the Compliance Officers is attached as Exhibit B.

         G. "CONTROL" shall have the same meaning as set forth in section 2(a)(9) of the Act.

         H. "COVERED SECURITY" shall mean any stock, bond, debenture, evidence of indebtedness or in general any other instrument defined to be a security in section 2(a)(36) of the Act except that it shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

          I.    "INCOME ACHIEVERS" means Income Achievers, Inc.

          J. "INVESTMENT PERSONNEL" of the Fund or Income Achievers shall mean:
(1) any employee of the Fund or Income Achievers (or of any company in a control relationship to the Fund or Income Achievers) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund, and (2) any natural person who controls the Fund or Income Achievers and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund. A list of investment personnel is attached as Exhibit C.

          K. "PORTFOLIO MANAGER" shall mean any employee of the Fund or Income Achievers who is entrusted with the direct responsibility and authority to make investment decisions affecting the Fund. A list of portfolio managers is attached as Exhibit D.

         L. "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a Covered Security.

          M. "SECURITY HELD OR TO BE ACQUIRED" by the Fund means (a) any Covered Security which, within the most recent fifteen days (i) is or has been held by the Fund or (ii) is being or has been considered by the Fund or Income Achievers for purchase by the Fund; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in
(a) of this item M.

III.     EXEMPTED TRANSACTIONS

         The prohibitions of Section IV(A) and IV(C) of this Code of Ethics shall not apply to:

               A. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

               B. Purchases or sales of securities which are not eligible for purchase or sale by the Fund;

               C. Purchases or sales of securities of companies with a market capitalization of $500 million or more;

               D. Purchases or sales which are non-volitional on the part of either the Access Person or the Fund (E.G., transactions in corporate mergers, stock splits, tender offers);

               E. Purchases which are part of an automatic dividend reinvestment plan;

               F. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

               G. Purchases or sales which receive the prior approval of the Compliance Officer because they are only remotely potentially harmful to the Fund or its shareholders, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund.

IV.      PROHIBITED ACTIVITIES

          A. Access Persons shall not purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale (a) is being considered for purchase or sale by the Fund or Income Achievers; or (b) is being purchased or sold by the Fund.

         Without limiting the generality of the foregoing (a) no Portfolio manager may purchase or sell any Covered Security within fifteen calendar days before and after any portfolio of the Fund which he or she manages trades in that security, and (b) no Access Person shall purchase or sell any Covered Security on the same day there is a pending buy or sell order in that security by the Fund or Income Achievers. Any profits realized on trades within the proscribed periods will be disgorged to a charitable organization.

          B. Investment personnel shall not acquire directly or indirectly beneficial ownership in securities pursuant to a private placement or initial public offering without prior approval from the Compliance Officer described in Section (V) below.

          C. Investment personnel shall not profit in the purchase and sale, or sale and purchase, of the same (or equivalent) security within sixty calendar days. Trades made in violation of this prohibition shall be unwound or, if that is impracticable, any profits must be disgorged to a charitable organization.

          D. Investment personnel shall not receive any gift or other thing of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Fund or any other client of Income Achievers.

          E. Investment personnel shall not serve on the board of directors of a publicly traded company, without prior authorization by the Compliance Officer. Investment personnel may submit a request for authorization and such request shall state the position sought, the reason service is desired and any possible conflicts of interest known at the time of the request. No such position shall be accepted without the prior clearance by the Compliance Officer. Service may be cleared by the Compliance Officer only if such officer determines that service in that capacity would be consistent with the interests of the Fund, any shareholders affected, and any other clients of Income Achievers. In addition, Investment personnel who receive authorization to serve in such a capacity must be isolated through "Chinese Wall" procedures from making investment decisions regarding securities issued by the entity involved.

         V.       Compliance Procedures

          A.    PRE-CLEARANCE.

         Investment personnel must receive prior approval of their personal investment transactions in Covered Securities, as defined above, from the Compliance Officer. A request for approval shall state the title and principal amount of the security proposed to be purchased or sold, the nature of the transaction, the price at which the transaction is proposed to be effected, and the name of the broker, dealer or bank through whom the transaction is proposed to be effected. Any approval shall be valid for three business days. In determining whether approval should be granted, the Compliance Officer should consider:

               1. whether the investment opportunity should be reserved for the Fund, its shareholders, or other clients of Income Achievers; and

               2. whether the opportunity is being offered to an individual by virtue of his/her position with the Fund or Income Achievers' relationship with any other client.

         In the event approval is granted, the Access Person must disclose the investment when he/she plays a role in any client's, including the Fund's, subsequent investment decision regarding the same issuer. In such circumstances, the decision to purchase or sell securities of the issuer will be subject to an independent review by Investment personnel with no personal interest in the issuer or another designee.

         The pre-clearance requirement shall not apply to Exempted Transactions listed in Section III. This exception does not eliminate or modify the requirement that Investment personnel receive pre-approval before acquiring securities in a private placement or initial public offering, as required under
Section IV(B) above.

          B.    REPORTING REQUIREMENTS.

         Unless excepted by Subsection C of this Section V, every Access Person of the Fund and of Income Achievers must report to the Compliance Officer the following:

               1. INITIAL HOLDINGS REPORTS. No later than ten days after the person becomes an Access Person, the following information:

               a. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

               b. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               c. the date that the report is submitted by the Access Person.

         2. QUARTERLY TRANSACTION REPORTS. No later than ten days after the end of the calendar quarter, the following information:

               a. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

               1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               2. The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

               3. The price of the Covered Security at which the transaction was effected;

               4. The name of the broker, dealer or bank with or through which the transaction was effected; and

               5. The date that the report is submitted by the Access Person.

                    b. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               1. The name of the broker, dealer or bank with whom the Access Person established the account;

               2. The date the account was established; and

               3. The date that the report is submitted by the Access Person.

         In addition to the above, every Access Person other than trustees who are not "interested persons" shall direct his or her broker or brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts involving Covered Securities in which such Access Person acquires or foregoes direct or indirect beneficial ownership. Such duplicate confirmations and periodic statements received during the proscribed period shall satisfy the reporting requirements set forth in this paragraph if all the information required to be included in the Quarterly Report is contained in the broker confirmations or account statements.

         3. ANNUAL HOLDINGS REPORT. No later than ten days after the end of the calendar year the following information (which information must be current as of a date no more than thirty days before the report is submitted):

               a. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

               b. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

               c. The date that the report is submitted by the Access Person.

          C.    EXCEPTIONS TO REPORTING REQUIREMENTS.

          1. A person need not make a report under Section V(B) of this Code with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          2. A trustee of the Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act, and who would be required to make a report solely by reason of being a Fund trustee, need not make:

               a. An initial holdings report under Section V(B)(1) of this Code and an annual holdings report under Section V(B)(3) of this Code; and

               b. A quarterly transaction report under Section V(B)(2) of this Code, unless the trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund trustee, should have known that during the 15-day period immediately before or after the trustee's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

          3. An Access Person to Income Achievers need not make a quarterly transaction report to the Compliance Officer under Section V(B)(2) of this Code if all the information in the report would duplicate information required to be recorded under Rules 204-2(a)(12) or 204-2(a)(13) of the Investment Advisers Act of 1940.

          D.    CERTIFICATION.

          1.    All Access Persons shall certify annually that:

               a. They have read and understood the Code and recognize that they are subject thereto; and

               b. They have complied with the requirements of the Code and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

          E.    DUTIES OF THE COMPLIANCE OFFICER.

         1. REVIEW REPORTS. The Compliance Officer of the Fund and Income Achievers shall review the reports submitted under Section V(B).

         2. NOTIFICATION OF REPORTING OBLIGATION. The Compliance Officer shall update Exhibits A, B, C and D as necessary to include new Access Persons, Investment Personnel and portfolio managers and shall notify those persons of their reporting obligations hereunder and to update the Compliance Officer or designee responsible to review reports.

          3. REPORTING TO THE BOARD OF TRUSTEES. The Compliance Officer (with the assistance of the Fund's legal counsel if necessary) shall prepare an annual written report to the Fund's Board of Trustees which shall:

               a. Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

               b. Describe any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

               c. Identify any recommended changes in existing restrictions or procedures based upon the Fund's experience under its Code, evolving industry practices, or developments in laws or regulations;

               d. Certify that the Fund and Income Achievers have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

          4. The Compliance Officer or his designee shall maintain all records required under rule 17j-1 of the Act for the periods required under the Rule.

VI.      SANCTIONS

         Upon discovery of a violation of this Code, including either violations of the enumerated provisions or the general principles provided, the Fund or Income Achievers may impose such sanctions as it deems appropriate, including, INTER ALIA, a letter of censure or suspension or termination of the employment of the violator.

VII.     AMENDMENT TO THIS CODE

         The Fund's Board of Trustees must approve any material change to this Code of Ethics no later than six months after the adoption of the material change.

         Dated:  May 3, 2000

                                    EXHIBIT A


                       ACCESS PERSONS (AS OF _____ , 2000)

ACCESS PERSONS (FUND AND INCOME ACHIEVERS EMPLOYEES AND INTERESTED TRUSTEES)









ACCESS PERSONS (OUTSIDE DIRECTORS)

         Trustees of Funds Managed by Income Achievers

                                    EXHIBIT B


              COMPLIANCE OFFICER AND DESIGNEE (AS OF ______, 2000)

         THE FOLLOWING IS THE COMPLIANCE OFFICER AND HIS/HER DESIGNEE RESPONSIBLE FOR REVIEWING REPORTS SUBMITTED UNDER THE CODE OF ETHICS OF THE FUND AND INCOME ACHIEVERS:

                                    EXHIBIT C


                    INVESTMENT PERSONNEL (AS OF_______, 2000)

INVESTMENT PERSONNEL

                                    EXHIBIT D


                PORTFOLIO MANAGERS (AS OF _______________, 2000)

PORTFOLIO MANAGERS

                                    EXHIBIT E


                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

         I acknowledge that I have received the Code of Ethics dated ___________, 2000, and represent:

         1. I have read and understood the Code of Ethics and recognize that I am subject to its provisions;

         2. In accordance with Section V of the Code of Ethics, I will report all securities transactions in which I have a beneficial interest, except for transactions exempt from reporting under Section V(C) of the Code of Ethics.

         3. I will comply with the Code of Ethics in all other respects.




                                                  ------------------------------
                                                  Access Person Signature




                                                  ------------------------------
                                                  Print Name

         Dated:  _____________________

                                    EXHIBIT F


           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

         I certify that during the past year:

         1. I have read and understood the Code of Ethics and recognize that I am subject to its provisions;

         2. In accordance with Section V of the Code of Ethics, I have reported all securities transactions in which I have a beneficial interest except for transactions exempt from reporting under Section V(C) of the Code of Ethics and except to the extent disclosed on an attached schedule.

         2. I have complied with the Code of Ethics in all other respects.


                                                  ------------------------------
                                                  Access Person Signature




                                                  ------------------------------
                                                  Print Name
     Dated:  _____________________

                                    EXHIBIT G


                             ISLAMIA GROUP OF FUNDS
                             INCOME ACHIEVERS, INC.
                             INITIAL HOLDINGS REPORT
               DATE OF BECOMING AN ACCESS PERSON: _______________

         To:  Compliance Officer

         As of the date referred to above, I have direct or indirect beneficial ownership in the following securities which are required to be reported pursuant to the Code of Ethics of the Islamia Group of Funds/Income Achievers, Inc.

------------------------------- ------------------- --------------------------- --------------------
                                                                                  Broker/
                                                                                  Dealer
                                                      Dollar                      or Bank
  Security (Include Full          Number of           Amount of                   holding the
  Name of Issuer)                 Shares              Securities                  Securities:
------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

------------------------------- ------------------- --------------------------- --------------------

         This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         This report is to be signed, dated and returned within ten days of the person becoming an Access Person, as defined in the Code of Ethics.



                                     Signature:_________________________________

                                     Printed name:______________________________

                                     Date:______________________________________

         Return by [_____________] to Compliance Officer. Questions regarding this form may be directed to [_____________] at [_______________].

Date Submitted to Compliance Officer: __________________________.

                                    EXHIBIT H


                             ISLAMIA GROUP OF FUNDS
                             INCOME ACHIEVERS, INC.
                          SECURITIES TRANSACTION REPORT
                  FOR THE CALENDAR QUARTER ENDED [___________]

         To:  Compliance Officer

         A._______During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Islamia Group of Funds/Income Achievers, Inc.


--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------
 SECURITY (INCLUDE       DATE OF        INTEREST      NUMBER OF        DOLLAR         NATURE OF                BROKER/
                                        RATE AND                                                                DEALER
                                        MATURITY                                                               OR BANK
                                        DATE (IF                      AMOUNT OF     TRANSACTION:               EFFECTED
FULL NAME OF ISSUER)   TRANSACTION     APPLICABLE)      SHARES       TRANSACTION     (BUY/SELL)     PRICE      THROUGH:
--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

--------------------- --------------- -------------- ------------- ---------------- -------------- --------- -------------

         B._______During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

                ------------------------------------------- ----------------
                                                             Date Account
                                                            was established
                Name of Broker/Dealer or Bank with the
                Account
                ------------------------------------------- ----------------

                ------------------------------------------- ----------------

                ------------------------------------------- ----------------

                ------------------------------------------- ----------------

                ------------------------------------------- ----------------

         C._______In lieu of the information required under A and B above, I represent that the trade confirmations and/or brokerage account statements attached hereto represent all transactions which must be reported pursuant to the Code of Ethics.

         or

         No reportable transactions.

         This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         This report is to be signed, dated and returned within ten days of the end of the calendar quarter.



                              Signature:________________________________________

                              Printed name:_____________________________________

                              Date:_____________________________________________


         Return by [_____________] to Compliance Officer. Questions regarding this form may be directed to [_____________] at [______________].

         Date Submitted to Compliance Officer: ____________________________.

                                    EXHIBIT I


                             ISLAMIA GROUP OF FUNDS
                             INCOME ACHIEVERS, INC.
                             ANNUAL HOLDINGS REPORT
                    FOR THE CALENDAR YEAR ENDED [___________]

         To:  Compliance Officer

         As of _____________, which date shall be within 30 days of the date of submitting this report, I have direct or indirect beneficial ownership in the following securities which are required to be reported pursuant to the Code of Ethics of the Islamia Group of Funds/Income Achievers, Inc.


------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                    DOLLAR                       BROKER/DEALER OR
       SECURITY (INCLUDE FULL                                       AMOUNT OF                    BANK WHO MAINTAINS
       NAME OF ISSUER)                 NUMBER OF SHARES             SECURITIES                   THESE SECURITIES
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------

         This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         This report is to be signed, dated and returned within ten days of the end of the calendar year.



                               Signature:_______________________________________

                               Printed name:____________________________________

                               Date:____________________________________________


         Return by [_____________] to Compliance Officer. Questions regarding this form may be directed to [_____________] at [______________].

         Date Submitted to Compliance Officer: __________________________.



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